UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2015 (March 10, 2015)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
ARC PROPERTIES OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(800) 606-3610
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c), (d) and (e)
Appointment of New Chief Executive Officer and Resignation of Interim Chief Executive Officer Effective April 1, 2015
On March 10, 2015, the Board of Directors (the “Board”) of American Realty Capital Properties, Inc. (the “Company”) appointed Glenn J. Rufrano as Chief Executive Officer of the Company, effective April 1, 2015 (the “Commencement Date”). Upon the Commencement Date, Mr. Rufrano will also become a member of the Board.
Mr. Rufrano will succeed William G. Stanley, who has been serving as the Company’s Interim Chief Executive Officer since December 15, 2014. Mr. Stanley will continue to serve as the Company’s Interim Chairman of the Board until the Board completes its search for a non-executive Chairman.
Mr. Rufrano, age 65, will join the Company from O’Connor Capital Partners LLC, a real estate investment firm specializing in retail and multi-family residential properties, where he is a founding member and has been serving as Chairman and Chief Executive Officer since October 2013. Mr. Rufrano served as the Chief Executive Officer of Cushman & Wakefield Inc., a commercial real estate services firm, from March 2010 to June 2013. Mr. Rufrano currently is a member of the Board of Directors of Ventas, Inc. and is a trustee of the International Council of Shopping Centers. Within the past 10 years, he also previously served as a director of General Growth Properties, Inc. and Columbia Property Trust.
There were no arrangements or understandings between Mr. Rufrano and any other persons pursuant to which Mr. Rufrano received his appointment. Mr. Rufrano does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Employment Agreement
In connection with Mr. Rufrano’s appointment as Chief Executive Officer, the Company entered into an employment agreement, dated March 10, 2015, with him (the “Employment Agreement”). The Employment Agreement provides for an initial term of three years from the Commencement Date with automatic one-year renewal periods, unless either party gives the other party at least ninety (90) days’ prior written notice of non-renewal, or Mr. Rufrano’s employment is terminated earlier pursuant to the Employment Agreement. Mr. Rufrano will report solely and directly to the Board.
During the term of his employment, Mr. Rufrano will receive an annual base salary of not less than $1,000,000. Commencing in 2016, Mr. Rufrano’s base salary will be reviewed at least annually to determine if his base salary should be increased in the discretion of the Compensation Committee of the Board (the “Compensation Committee”). Mr. Rufrano will be eligible to receive an annual cash bonus for each completed calendar year during the term of his employment targeted at 150% of his annual base salary based upon the achievement of performance goals established by the Compensation Committee in consultation with Mr. Rufrano. Mr. Rufrano’s annual cash bonus will not be pro-rated with respect to the 2015 calendar year.
Mr. Rufrano will receive an annual long term incentive equity award with respect to shares of the Company’s common stock for each calendar year during the term of his employment (an “Annual LTI Award”). In 2015, Mr. Rufrano’s initial Annual LTI Award will have a target fair market value as of the date of the grant of $4,000,000 in the form of restricted shares or units (the “Initial LTI Award”) and, beginning in 2016, the Annual LTI Award will be in the form of restricted shares or restricted share units and have a target fair market value as of the date of the grant of not less than $6,000,000. Subject to Mr. Rufrano’s continued employment, one-third of each of the Annual LTI Awards will be subject to time-based vesting and that portion will vest in equal installments on each of the first three anniversaries of the grant date, and two-thirds of each such award will vest based on the achievement of certain performance conditions over a three-year performance period from January 1 of each such year (except in the case of the Initial LTI Award, as described below). The one-third of the Initial LTI Award that is subject to time-based vesting will vest in equal annual installments on each of the first three anniversaries of the grant date. The performance measures for the Annual LTI Awards granted in 2015, 2016 and 2017 will be based equally on the Company’s total shareholder return relative to a specified triple net lease peer group of companies and relative to a specified NAREIT equity market index. Annual LTI Awards will include Mr. Rufrano’s right to receive dividend or dividend equivalent rights with respect to the shares subject to the award, which will be subject to the same vesting conditions as the underlying shares (“Dividend Rights”) and will be otherwise subject to the terms set forth in the applicable award agreements.
The Initial LTI Award will be granted on the later of (x) two business days following the date that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 10-K”) and (y) the Commencement Date. The two-thirds of the Initial LTI Award that is subject to performance-based vesting will vest based on the achievement of the total shareholder return performance conditions described above from April 1, 2015 to December 31, 2017.
In consideration of entering into the Employment Agreement and foregoing certain compensation from his previous employer, on the later of (x) two business days following the date on which the Company files the 2014 10-K with the SEC and (y) the Commencement Date, Mr. Rufrano will receive a one-time equity award for a number of shares of the Company’s common stock having a fair market value as of the date of grant of $2,000,000 in the form of restricted shares or restricted share units (the “One-Time Equity Award”). The One-Time Equity Award will vest based on Mr. Rufrano’s continued employment in equal installments on each of the first three anniversaries of the Commencement Date. The One-Time Equity Award will include Dividend Rights and will be otherwise subject to the terms set forth in the applicable award agreement.
If Mr. Rufrano’s employment with the Company should terminate during the term of the Employment Agreement due to his death or at the election of the Company due to Disability (as defined in the Employment Agreement), then the Company will provide Mr. Rufrano with Accrued Benefits (comprised of (i) any earned and accrued but unpaid installment of base salary through the termination date, (ii) reimbursement for any unreimbursed business expenses incurred through the termination date and (iii) all other applicable payments or benefits to which Mr. Rufrano is entitled under, and paid or provided in accordance with, the terms of any Company sponsored employee benefit plans). The Company will also provide Mr. Rufrano with any accrued but unpaid annual cash bonus for the year prior to the year of termination and pro-rated vesting of shares underlying Mr. Rufrano’s then-outstanding unvested equity awards (with performance criteria assumed to be achieved at target levels).
If Mr. Rufrano’s employment with the Company should terminate during the term of the Employment Agreement due to a termination by the Company without Cause (as defined in the Employment Agreement) or if Mr. Rufrano resigns for Good Reason (as defined in the Employment Agreement) (each, a “Qualifying Termination”), he will be entitled to (i) Accrued Benefits, (ii) any earned and accrued but unpaid annual cash bonus for the year prior to the year of termination, (iii) an amount equal to two times the sum of his annual base salary and target annual cash bonus (payable in installments over 24 months), (iv) vesting of 100% (or, after the initial three-year term of the agreement, a pro rata portion) of his then-outstanding unvested equity awards (with performance criteria assumed to be achieved at target levels) and (v) continued group medical coverage for up to 18 months following the termination date.
If Mr. Rufrano experiences a Qualifying Termination or is terminated due to non-renewal of his employment term by the Company within 120 days prior to, or 24 months following, a Change in Control (as defined in the Employment Agreement) (the “Change in Control Period”), he will be entitled to (i) Accrued Benefits, (ii) any earned and accrued but unpaid annual cash bonus for the year prior to the year of termination, (iii) an amount equal to three times the sum of his annual base salary and target annual cash bonus (payable in a lump sum) and (iv) vesting of 100% of his then-outstanding unvested equity awards (with performance criteria assumed to be achieved at target levels).
If Mr. Rufrano’s employment with the Company should be terminated during the term of the Employment Agreement by the Company for Cause, by Mr. Rufrano without Good Reason or upon the non-renewal of the employment term by Mr. Rufrano, the Company will pay Mr. Rufrano only Accrued Benefits and the Company will have no further obligations to Mr. Rufrano under the Employment Agreement and Mr. Rufrano will forfeit all unvested equity awards.
If Mr. Rufrano’s employment with the Company should be terminated upon the non-renewal of the employment term by the Company other than during a Change in Control Period, he will be entitled to (i) Accrued Benefits, (ii) any earned and accrued but unpaid annual cash bonus for the year prior to the year of termination and (iii) an amount equal to the sum of his annual base salary and target annual cash bonus (payable in installments).
Under the Employment Agreement, Mr. Rufrano is subject to certain confidentiality and other obligations. During the term of his employment and for a period of two years thereafter (or for a period of one year thereafter, in the event that the Company does not renew Mr. Rufrano’s employment term other than during a Change in Control Period), Mr. Rufrano will be subject to non-competition and non-solicitation covenants. Both the Company and Mr. Rufrano are subject to non-disparagement provisions. Mr. Rufrano will not be entitled to receive any additional compensation for service as a director.
On March 10, 2015, Mr. Rufrano also entered into the Indemnification Agreement referred to below.
The foregoing descriptions of the terms of Mr. Rufrano’s employment agreement with the Company do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and the form of Indemnification Agreement, copies of which are attached to this Report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Indemnification Agreements
On March 10, 2015, the Board authorized the Company to enter into an indemnification agreement (the “Indemnification Agreement”) with each of the current members of the Board (together with Mr. Rufrano, the “Indemnitees”) on the same terms as Mr. Rufrano’s indemnification agreement. The Indemnification Agreement obligates the Company to indemnify the Indemnitees to the maximum extent permitted by Maryland law against all judgments, penalties, fines and amounts paid in settlement and all expenses actually incurred by the Indemnitees or on their respective behalves in connection with a proceeding or proceedings. The Indemnitees are not entitled to indemnification if it is established that one of the exceptions to indemnification under Maryland law, as set forth in the Indemnification Agreement, exists.
In addition, the Indemnification Agreement requires the Company to advance reasonable expenses incurred by or on behalf of the Indemnitees within 10 days of the receipt by the Company of a statement from the Indemnitees requesting the advance. The Indemnification Agreement provides for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change in control of the Company (as defined in the Indemnification Agreement). The Indemnification Agreement also provides that if the Company provides indemnification to another current or former director of the Company on terms that are more favorable than the terms of the Indemnification Agreement, the Indemnification Agreement will automatically be deemed to be amended to include such more favorable terms.
The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreement, and as noted above, a copy of which is attached to this Report as Exhibit 10.2 and is incorporated herein by reference.
Reconstitution of the Board
With the restatement of the Company’s financial statements completed, the Company expecting to file its 2014 10-K by the end of March 2015 and the appointment of a new Chief Executive Officer, each of Leslie D. Michelson and Edward G. Rendell decided that it was the right time to step down from the Board to make way for new directors. On March 10, 2015, each tendered his resignation effective at the close of business on April 1, 2015.
The Board is in the process of recruiting a new non-executive Chairman and two other new independent directors, which will result in a seven-member Board. The decision about re-nomination of the other existing directors for election at the 2015 annual meeting will be made by the disinterested members of the reconstituted Board.
Item 8.01. Other Events.
On March 10, 2015, in light of the appointment of a new Chief Executive Officer, the Board modified the previously-established compensation arrangements for independent directors who had substantially increased their time commitments and leadership responsibilities during the interim period in which the Company completes its restatement, files its 2014 10-K and completes the transition to a permanent Chief Executive Officer and Chairman of the Board (the “Interim Period”). For the period from April 1, 2015 through June 30, 2015, when their interim compensation arrangements will end, Mr. Stanley’s monthly compensation has been reduced to $100,000 for continued service as Interim Chairman of the Board and assistance with Mr. Rufrano’s transition and Mr. Andruskevich’s monthly compensation has been reduced to $75,000 for continued service as the Interim Lead Independent Director, leading the search and transition process for a permanent non-executive Chairman of the Board and leading the Board’s oversight of the Company’s operations. The interim compensation arrangements for Bruce D. Frank as Chairman of the Audit Committee will end, as previously disclosed, with the filing of the 2014 10-K, which is expected to occur by the end of March 2015. Finally, the Board and each of the directors have agreed that no member of the Board will be eligible to receive the previously-disclosed potential additional discretionary bonus for service during the Interim Period.
In connection with their resignations from the Board and consistent with past practice, the Board has accelerated, effective April 1, 2015, the vesting of the unvested restricted stock awards previously granted to Mr. Michelson and Governor Rendell. In addition, on that date, each will receive one-quarter ($27,500) of the Board’s annual equity retainer in the form of vested restricted stock units, corresponding to his period of service as a director during 2015. Governor Rendell will also receive reimbursement of certain expenses incurred during the six months ended March 31, 2015 in the aggregate amount of $15,000.
The Company will set the date of the 2015 annual meeting of shareholders in a manner that will provide shareholders with sufficient time to submit proposals and nominations for directors at the meeting in accordance with the Company’s by-laws.
The Company issued a press release on March 10, 2015 related to certain of the matters discussed in this Report, a copy of which is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement
10.2	Form of Indemnification Agreement
99.1	Press Release, dated March 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:	/s/ Michael Sodo
Name:	Michael Sodo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

ARC PROPERTIES OPERATING PARTNERSHIP, L.P. By: American Realty Capital Properties, Inc., its sole general partner

By:	/s/ Michael Sodo
Name:	Michael Sodo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: March 16, 2015

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement
10.2	Form of Indemnification Agreement
99.1	Press Release, dated March 10, 2015